Exhibit 4.2

Enrolment Form

Rogers Communications Inc. Amended and Restated Dividend Reinvestment Plan

Please refer to the Plan before enrolling Copies are available online at: www.tsxtrust.com or https://investors.rogers.com

To: TSX Trust Company (“TSX Trust”)

I wish to enrol in Rogers Communications Inc. (“Rogers”) Amended and Restated Dividend
Reinvestment Plan (the “Plan”) in order to reinvest all or              % of cash dividends (less
applicable withholding taxes) received on ❑ Class B Shares and/or ❑ Class A Shares*.

*Dividends on Class A Shares enrolled in the Plan will be reinvested in Class B Shares

By signing this form, I request to be enrolled in the Plan, acknowledge that I have read the Plan and that my participation in the Plan will be subject to its terms and conditions. I also acknowledge that my enrolment in the Plan will remain in effect until I otherwise notify TSX Trust, in writing, in accordance with the Plan.

 PLEASE PRINT CLEARLY – To avoid delays and ensure your enrolment, please complete all fields

First Shareholder Name:	Date of Birth (DD/MM/YYYY):	Occupation:
Second Shareholder Name (if applicable):	Date of Birth (DD/MM/YYYY):	Occupation:
Third Shareholder Name (if applicable):	Date of Birth (DD/MM/YYYY):	Occupation:

Address: (street number, street name, apartment number and/or suite – P.O. boxes are not sufficient):
Postal code or Zip:	Country	Daytime Telphone: ( )
S.I.N. / T.I.N.:	Shareholder Account Number	Shareholder Email (optional):

Your Shareholder Account Number is located on your Rogers dividend cheque.

Shareholder Signature	Second Shareholder Signature (if applicable)	Third Shareholder Signature (if applicable)	Date (DD/MM/YY)

Please see reverse of form for instructions and additional information.

Instructions:

1.

IMPORTANT: If shares are held by a corporation, partnership, association, agency, estate or trust, this form must be signed by a duly authorized signing officer whose title must be provided. TSX Trust may require submission of satisfactory evidence of authority of the person executing the form.

2.	If shares are jointly held, all shareholders must sign this form.

3.	If your shares are held in more than one account, a separate enrolment form must be completed for each account that you wish to participate in the Plan.

4.

Non-registered beneficial holders (i.e., shareholders who hold their shares through an intermediary, such as a financial institution, broker or other nominee) should consult with that Intermediary to determine the procedure for participation in the Plan.

5.	For inquiries, please contact TSX Trust Company at 1-800-387-0825 or shareholderinquiries@tmx.com.

6.	Once completed, please return the form to:

TSX Trust Company

P.O. Box 4229

Station A

Toronto, ON    M5W 0G1

Fax: 888-488-1416

Note:

TSX Trust is soliciting this information in compliance with the Plan and Anti-Money Laundering and Anti-Terrorist Financing legislation. All information will be held in accordance with our Privacy Policy located at https://www.tsxtrust.com/privacy-policy